FOR IMMEDIATE RELEASE

Lear Contacts:
Ed Lowenfeld
(248) 447-4380

Tim Brumbaugh
(248) 447-1329

Lear Reports Second Quarter 2022 Results

SOUTHFIELD, Mich., August 2, 2022 -- Lear Corporation (NYSE: LEA), a global automotive technology leader in Seating and E-Systems, today reported results for the second quarter 2022.

Second Quarter 2022 Highlights

•Sales outperformed global industry production by six percentage points, reflecting growth over market in both Seating and E-Systems
•Sales increased 7% to $5.1 billion, compared to $4.8 billion in the second quarter of 2021
•Net income of $69 million and adjusted net income of $107 million, compared to $175 million and $148 million, respectively, in the second quarter of 2021
•Core operating earnings of $187 million, compared to $233 million in the second quarter of 2021
•Earnings per share of $1.14 and adjusted earnings per share of $1.79, compared to $2.89 and $2.45, respectively, in the second quarter of 2021
•Net cash provided by operating activities of $11 million and free cash flow of $(161) million, compared to $260 million and $120 million, respectively, in the second quarter of 2021
•Entered into a definitive agreement to acquire I.G. Bauerhin (IGB) to further expand our capabilities in thermal comfort solutions
•Acquired Thagora Technology SRL, a company specializing in material utilization hardware and software technologies
•Received Quality First award from Stellantis for achievements and commitment to industrial development and production
•Released 2021 Sustainability Report, featuring progress on Lear’s renewable energy strategy, innovative green products, supplier sustainability and Diversity, Equity and Inclusion efforts
•Returned $96 million to shareholders through share repurchases and dividends
•Cash and cash equivalents of $828 million and total available liquidity of $2.8 billion at quarter end

“In a quarter marked with continued industry supply chain disruptions, including significant COVID-related production shutdowns in China, and increased commodity costs, Lear recorded solid financial results in the second quarter,” said Ray Scott, Lear’s President and Chief Executive Officer. “We are proactively taking steps to reduce costs and improve our manufacturing flexibility to position the Company to succeed in multiple industry volume scenarios. The IGB acquisition we announced in the quarter will further strengthen Lear’s position as the leading supplier of automotive seating. Our increased emphasis on thermal comfort will create value for our customers through innovative and efficient products that improve quality, performance, weight, and cost. The strategic actions we are taking are designed to increase earnings and cash flow, and support increased cash returns to shareholders.”

Second Quarter Financial Results
(in millions, except per share amounts)

	2022	2021
Reported
Sales	$5,071.0	$4,760.7
Net income	$68.5	$175.2
Earnings per share	$1.14	$2.89

Adjusted(1)
Core operating earnings	$187.4	$233.2
Adjusted net income	$107.4	$148.3
Adjusted earnings per share	$1.79	$2.45

In the second quarter, global vehicle production increased by 1% compared to a year ago, with North America up 12%, Europe down 5%, and China down 3%. Global production increased on a Lear sales-weighted basis(2) by approximately 2%.

Sales in the second quarter increased 7% to $5.1 billion compared to a year ago. Excluding the impact of foreign exchange, commodities and acquisitions, sales were up 8%, reflecting the addition of new business in both business segments and increased production on key Lear platforms. Sales growth over market in the second quarter was six percentage points, driven primarily by the impact of new business in both segments.

Core operating earnings were $187 million, or 3.7% of sales, compared to $233 million, or 4.9% of sales, in 2021. The decrease in earnings resulted primarily from higher commodity costs and the impact of foreign exchange, which were partially offset by the addition of new business and higher production on key Lear platforms. In the Seating segment, margins and adjusted margins were 5.5% and 6.0% of sales, respectively. In the E-Systems segment, margins and adjusted margins were 0.2% and 2.0% of sales, respectively.

Earnings per share were $1.14. Adjusted earnings per share were $1.79, down from $2.45 in 2021, primarily reflecting lower operating earnings.

In the second quarter of 2022, net cash provided by operating activities was $11 million, and free cash flow(1) was $(161) million.

(1) For more information regarding our non-GAAP financial measures, see "Non-GAAP Financial Information" below.

(2) The production change on a Lear sales-weighted basis is calculated using Lear’s prior year regional sales mix and second quarter fiscal calendar. Management believes this provides a more meaningful comparison of the Company’s global revenue growth relative to global vehicle production.

IGB Acquisition

On May 20, 2022, Lear announced that it had entered into a definitive agreement to acquire IGB, a German-based supplier of automotive seat heating, ventilation, active cooling, steering wheel heating, seat sensors, and electronic control modules. This acquisition will expand Lear’s product capabilities into active cooling and complement existing offerings in specialized thermal comfort seating solutions that improve vehicle performance and packaging. Under the terms of the agreement, Lear will acquire IGB for €140 million, on a cash and debt free basis. The transaction is subject to regulatory approvals and other customary closing conditions and adjustments.

Share Repurchases

During the second quarter of 2022, we repurchased 380,220 shares of our common stock for a total of $50.2 million. At the end of the second quarter, we had a remaining share repurchase authorization of approximately $1.3 billion, which expires on December 31, 2024, and reflects approximately 14% of our total market capitalization at current market prices.

Since initiating the share repurchase program in 2011, we have repurchased 52.8 million shares of our common stock for a total of $4.8 billion at an average price of $91.27 per share. This represents a reduction of approximately 50% of our shares outstanding since the time we began the program.

2022 Financial Outlook

Compared to our prior financial outlook, we have narrowed the ranges, but the midpoint of the range for net sales and core operating earnings are unchanged. Our 2022 financial outlook is summarized below:

Full Year 2022 Financial Outlook
Net Sales	$20,550 - $21,050 million
Core Operating Earnings	$815 - $915 million
Adjusted EBITDA	$1,405 - $1,505 million
Restructuring Costs	≈$150 million
Operating Cash Flow	$950 - $1,075 million
Capital Spending	$675 - $700 million
Free Cash Flow	$275 - $375 million

The industry volume assumptions underlying Lear’s 2022 financial outlook are derived from several sources, including internal estimates, customer production schedules and the most recent S&P Global Mobility production estimates for Lear’s vehicle platforms.

The financial outlook is based on a full year average exchange rate of $1.06/Euro and 6.60 RMB/$.

Certain of the forward-looking financial measures above are provided on a non-GAAP basis. The Company does not provide a reconciliation of such forward-looking measures to the most directly comparable financial measures calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

Second Quarter 2022 Conference Call and Webcast Information

A conference call and webcast will be held to discuss Lear’s second quarter 2022 financial results and related matters on August 2, 2022, at 8:30 a.m. EDT. The webcast link for the conference call will be available through Lear’s investor relations webpage at ir.lear.com. In addition, the conference call can be accessed by dialing 1-877-883-0383 (domestic) or 1-412-902-6506 (international) with Conference I.D. 5082523. The webcast replay will be available two hours following the call.

Non-GAAP Financial Information

In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included throughout this press release, the Company has provided information regarding “pretax income before equity income, interest, other (income) expense, restructuring costs and other special items” (core operating earnings or adjusted segment earnings), “pretax income before equity income, interest, other (income) expense, depreciation expense, amortization of intangible assets, restructuring costs and other special items” (adjusted EBITDA), “adjusted depreciation and amortization,” “adjusted net income attributable to Lear” (adjusted net income), “adjusted diluted net income per share attributable to Lear” (adjusted earnings per share) and “free cash flow” (each, a non-GAAP financial measure). Other (income) expense includes, among other things, non-income related taxes, foreign exchange gains and losses, gains and losses related to certain derivative instruments and hedging activities, gains and losses on the disposal of fixed assets and the non-service cost components of net periodic benefit cost. Adjusted depreciation and amortization represents depreciation expense and amortization of intangible assets adjusted for intangible asset impairment charges. Adjusted net income and adjusted earnings per share represent net income attributable to Lear and diluted net income per share attributable to Lear, respectively, adjusted for restructuring costs and other special items, including the tax effect thereon. Free cash flow represents net cash provided by operating activities less capital expenditures.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings, adjusted EBITDA, adjusted depreciation and amortization, adjusted net income and adjusted earnings per share are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company's core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting future periods.

Core operating earnings, adjusted EBITDA, adjusted depreciation and amortization, adjusted net income, adjusted earnings per share and free cash flow should not be considered in isolation or as a substitute for net income attributable to Lear, diluted net income per share attributable to Lear, cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and, therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words "will," "may," "designed to," "outlook," "believes," "should," "anticipates," "plans," "expects," "intends," "estimates," "forecasts" and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All statements contained or incorporated in this press release or in any other public statements that address operating performance, events or developments that the Company expects or anticipates may occur in the future are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2021, its Quarterly Report on Form 10-Q for the quarter ended April 2, 2022, and its other Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, the impact of the ongoing COVID-19 pandemic and the Ukraine war on the Company’s business and the global economy, supply chain disruptions, commodity prices, the impact of restructuring actions and the Company's success in implementing its operating strategy.

Information in this press release relies on assumptions in the Company's sales backlog. The Company's sales backlog reflects anticipated net sales from formally awarded new programs less lost and discontinued programs. The Company enters into contracts with its customers to provide production parts generally at the beginning of a vehicle’s life cycle. Typically, these contracts do not provide for a specified quantity of production, and many of these contracts may be terminated by the Company’s customers at any time. Therefore, these contracts do not represent firm orders. Further, the calculation of the sales backlog does not reflect customer price reductions on existing or newly awarded programs. The sales backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new programs, foreign exchange rates and the timing of major program launches.

The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

About Lear Corporation

Lear, a global automotive technology leader in Seating and E-Systems, enables superior in-vehicle experiences for consumers around the world. Lear’s diverse team of talented employees in 38 countries is driven by a commitment to innovation, operational excellence, and sustainability. Lear is Making every drive better™ by providing the technology for safer, smarter, and more comfortable journeys. Lear, headquartered in Southfield, Michigan, serves every major automaker in the world and ranks 186 on the Fortune 500. Further information about Lear is available at lear.com or on Twitter @LearCorporation.

Lear Corporation and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited; in millions, except per share amounts)

	Three Months Ended
	July 2, 2022	July 3, 2021
Net sales	$5,071.0	$4,760.7

Cost of sales	4,731.1	4,359.3
Selling, general and administrative expenses	171.2	170.8
Amortization of intangible assets	24.6	25.1
Interest expense	24.9	22.3
Other (income) expense, net	14.4	(46.1)

Consolidated income before income taxes and equity in net income of affiliates	104.8	229.3
Income taxes	23.5	39.3
Equity in net income of affiliates	(4.3)	(4.9)

Consolidated net income	85.6	194.9
Net income attributable to noncontrolling interests	17.1	19.7

Net income attributable to Lear	$68.5	$175.2

Diluted net income per share attributable to Lear	$1.14	$2.89

Weighted average number of diluted shares outstanding	60.1	60.6

Lear Corporation and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited; in millions, except per share amounts)

	Six Months Ended
	July 2, 2022	July 3, 2021
Net sales	$10,279.4	$10,115.1

Cost of sales	9,618.0	9,220.9
Selling, general and administrative expenses	348.5	339.7
Amortization of intangible assets	40.3	41.6
Interest expense	49.8	44.6
Other (income) expense, net	41.7	(39.8)

Consolidated income before income taxes and equity in net income of affiliates	181.1	508.1
Income taxes	43.9	98.2
Equity in net income of affiliates	(15.0)	(10.8)

Consolidated net income	152.2	420.7
Net income attributable to noncontrolling interests	34.3	41.8

Net income attributable to Lear	$117.9	$378.9

Diluted net income per share available to Lear common stockholders	$1.96	$6.25

Weighted average number of diluted shares outstanding	60.2	60.6

Lear Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	July 2, 2022	December 31, 2021
	(Unaudited)	(Audited)
ASSETS
Current:
Cash and cash equivalents	$828.0	$1,318.3
Accounts receivable	3,369.7	3,041.5
Inventories	1,612.8	1,571.9
Other	874.9	833.5
	6,685.4	6,765.2
Long-Term:
PP&E, net	2,778.7	2,720.1
Goodwill	1,651.9	1,657.9
Other	2,229.4	2,209.2
	6,660.0	6,587.2

Total Assets	$13,345.4	$13,352.4

LIABILITIES AND EQUITY
Current:
Accounts payable and drafts	$3,110.7	$2,952.4
Accrued liabilities	1,916.2	1,806.7
Current portion of long-term debt	0.7	0.8
	5,027.6	4,759.9
Long-Term:
Long-term debt	2,595.2	2,595.2
Other	1,174.7	1,188.9
	3,769.9	3,784.1

Equity	4,547.9	4,808.4

Total Liabilities and Equity	$13,345.4	$13,352.4

Lear Corporation and Subsidiaries
Consolidated Supplemental Data
(Unaudited; in millions, except content per vehicle and per share amounts)

	Three Months Ended
	July 2, 2022	July 3, 2021
Net Sales
North America	$2,193.5	$1,857.0
Europe and Africa	1,744.7	1,727.0
Asia	916.0	997.2
South America	216.8	179.5
Total	$5,071.0	$4,760.7

Content per Vehicle [1]
North America	$617	$574
Europe and Africa	$433	$399

Free Cash Flow [2]
Net cash provided by operating activities	$11.4	$260.1
Capital expenditures	(172.2)	(140.0)
Free cash flow	$(160.8)	$120.1

Core Operating Earnings [2]
Net income attributable to Lear	$68.5	$175.2
Interest expense	24.9	22.3
Other (income) expense, net	14.4	(46.1)
Income taxes	23.5	39.3
Equity in net income of affiliates	(4.3)	(4.9)
Net income attributable to noncontrolling interests	17.1	19.7
Restructuring costs and other special items -
Costs related to restructuring actions	42.6	14.8
Acquisition costs	(0.7)	—
Acquisition-related inventory fair value adjustment	1.1	—
Intangible asset impairment	8.9	8.5
Insurance recoveries related to typhoon in the Philippines, net of costs	(6.3)	—
Other	(2.3)	4.4
Core operating earnings	$187.4	$233.2

Lear Corporation and Subsidiaries
Consolidated Supplemental Data
(continued)
(Unaudited; in millions, except content per vehicle and per share amounts)

	Three Months Ended
	July 2, 2022	July 3, 2021
Adjusted Net Income and Adjusted Earnings Per Share [2]
Net income attributable to Lear	$68.5	$175.2
Restructuring costs and other special items -
Costs related to restructuring actions	42.6	14.8
Acquisition costs	(0.7)	—
Acquisition-related inventory fair value adjustment	1.1	—
Intangible asset impairment	8.9	8.5
Insurance recoveries related to typhoon in the Philippines, net of costs	(6.3)	—
Foreign exchange losses due to foreign exchange rate volatility related to Russia	2.3	—
Favorable indirect tax ruling in a foreign jurisdiction	—	(47.0)
Loss related to affiliate	—	1.0
Other	4.4	0.9
Tax impact of special items and other net tax adjustments [3]	(13.4)	(5.1)
Adjusted net income	$107.4	$148.3

Weighted average number of diluted shares outstanding	60.1	60.6

Diluted net income per share attributable to Lear	$1.14	$2.89

Adjusted earnings per share	$1.79	$2.45

Adjusted Depreciation and Amortization [2]	$151.6	$150.2
Less - Intangible asset impairment	8.9	8.5
Adjusted depreciation and amortization	$142.7	$141.7

Lear Corporation and Subsidiaries
Consolidated Supplemental Data
(continued)
(Unaudited; in millions, except content per vehicle and per share amounts)

	Six Months Ended
	July 2, 2022	July 3, 2021
Net Sales
North America	$4,391.3	$3,868.2
Europe and Africa	3,535.9	3,804.0
Asia	1,946.1	2,082.7
South America	406.1	360.2
Total	$10,279.4	$10,115.1

Content per Vehicle [1]
North America	$612	$561
Europe and Africa	$436	$410

Free Cash Flow [2]
Net cash provided by operating activities	$232.1	$507.6
Capital expenditures	(302.5)	(252.9)
Free cash flow	$(70.4)	$254.7

Core Operating Earnings [2]
Net income attributable to Lear	$117.9	$378.9
Interest expense	49.8	44.6
Other (income) expense, net	41.7	(39.8)
Income taxes	43.9	98.2
Equity in net income of affiliates	(15.0)	(10.8)
Net income attributable to noncontrolling interests	34.3	41.8
Restructuring costs and other special items -
Costs related to restructuring actions	74.9	39.2
Acquisition costs	9.3	—
Acquisition-related inventory fair value adjustment	1.1	—
Intangible asset impairment	8.9	8.5
Costs related to typhoon in the Philippines, net of insurance recoveries	4.5	—
Other	(0.2)	8.8
Core operating earnings	$371.1	$569.4

Lear Corporation and Subsidiaries
Consolidated Supplemental Data
(continued)
(Unaudited; in millions, except content per vehicle and per share amounts)

	Six Months Ended
	July 2, 2022	July 3, 2021
Adjusted Net Income Attributable to Lear [2]
Net income attributable to Lear	$117.9	$378.9
Restructuring costs and other special items -
Costs related to restructuring actions	74.9	39.2
Acquisition costs	9.3	—
Acquisition-related inventory fair value adjustment	1.1	—
Intangible asset impairment	8.9	8.5
Costs related to typhoon in the Philippines, net of insurance recoveries	4.5	—
Foreign exchange losses due to foreign exchange rate volatility related to Russia	13.7	—
Favorable indirect tax ruling in a foreign jurisdiction	—	(47.0)
Loss related to affiliate	—	1.0
Other	10.6	4.2
Tax impact of special items and other net tax adjustments [3]	(25.4)	(10.6)
Adjusted net income attributable to Lear	$215.5	$374.2

Weighted average number of diluted shares outstanding	60.2	60.6

Diluted net income per share available to Lear common stockholders	$1.96	$6.25

Adjusted earnings per share	$3.58	$6.18

Adjusted Depreciation and Amortization [2]
Depreciation and amortization	$295.0	$291.0
Less - Intangible asset impairment	8.9	8.5
Adjusted depreciation and amortization	$286.1	$282.5

Diluted Shares Outstanding at End of Period [4]	59,801,090	60,476,183

[1] Content per Vehicle for 2021 has been updated to reflect actual production levels.

[2] See "Non-GAAP Financial Information" included in this press release.

[3] Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature, and their calculation is based on various assumptions and estimates.

[4] Calculated using stock price at end of quarter.

Lear Corporation and Subsidiaries
Segment Supplemental Data
(Unaudited; in millions, except margins)

	Three Months Ended
	July 2, 2022	July 3, 2021
Adjusted Segment Earnings

Seating
Net sales	$3,874.1	$3,608.2

Segment earnings	$213.9	$252.2
Restructuring costs and other special items -
Costs related to restructuring actions	18.2	9.7
Acquisition-related inventory fair value adjustment	1.1	—
Other	0.2	0.3
Adjusted segment earnings	$233.4	$262.2

Adjusted segment margins	6.0%	7.3%

E-Systems
Net sales	$1,196.9	$1,152.5

Segment earnings	$2.0	$26.6
Restructuring and other special items -
Costs related to restructuring actions	19.4	5.1
Intangible asset impairment	8.9	8.5
Insurance recoveries related to typhoon in the Philippines, net of costs	(6.5)	—
Other	0.5	0.3
Adjusted segment earnings	$24.3	$40.5

Adjusted segment margins	2.0%	3.5%

Lear Corporation and Subsidiaries
Segment Supplemental Data
(continued)
(Unaudited; in millions, except margins)

	Six Months Ended
	July 2, 2022	July 3, 2021
Adjusted Segment Earnings

Seating
Net sales	$7,786.6	$7,604.2

Segment earnings	$414.0	$544.2
Costs related to restructuring actions	35.5	24.4
Acquisition costs	0.1	—
Acquisition-related inventory fair value adjustment	1.1	—
Costs related to typhoon in the Philippines	0.1	—
Other	0.3	0.7
Adjusted segment earnings	$451.1	$569.3

Adjusted segment margins	5.8%	7.5%

E-Systems
Net sales	$2,492.8	$2,510.9

Segment earnings	$17.9	$115.9
Costs related to restructuring actions	34.4	10.6
Intangible asset impairment	8.9	8.5
Costs related to typhoon in the Philippines, net of insurance recoveries	4.0	—
Other	1.0	0.8
Adjusted segment earnings	$66.2	$135.8

Adjusted segment margins	2.7%	5.4%